Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-98965 and 333-98967 on Form S-8, and Registration Statement No. 333-105358 on Form S-3 of our report dated March 31, 2004, appearing in this Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2004.

Jericho, New York
April 12, 2004